EXHIBIT 4.12



                           WAIVER AND AMENDMENT NO. 2

             THIS WAIVER AND AMENDMENT NO. 2 (the "Amendment") is entered into as of November 6, 1996 by and among JOHNSON WORLDWIDE ASSOCIATES, INC. (the "Company"), the undersigned Banks and THE FIRST NATIONAL BANK OF CHICAGO, as Agent.


                              W I T N E S S E T H :

             WHEREAS, the Company, the Banks and the Agent are parties to that certain Revolving Credit Agreement dated as of November 29, 1995, as amended prior to the date hereof (as so amended, the "Agreement");

             WHEREAS, the Company is in default under Section 6.03 of the Agreement due to the Company's failure to maintain, for the four fiscal quarters ending September 27, 1996, the ratio of Net Income Available for Fixed Charges to Fixed Charges required to be maintained pursuant to said Section;

             WHEREAS, the Company is in default under certain agreements (collectively, the "1991 and 1993 Note Agreements") under which the Company has incurred Indebtedness in excess of $5,000,000 ("Other Specified Indebtedness") due, in each case, to the Company's failure to maintain, for the period of four consecutive fiscal quarters ending September 27, 1996, a certain minimum fixed charge coverage ratio ("Fixed Charge Coverage Defaults"), and such Fixed Charge Coverage Defaults permit the maturity of such Other Specified Indebtedness to be accelerated by the holders thereof;

             WHEREAS, Events of Default have occurred under the terms of the Agreement due to the default under Section 6.03 of the Agreement and the Fixed Charge Coverage Defaults and the Company has requested that the Banks waive such Events of Default;

             WHEREAS, subject to the terms and conditions hereof, the undersigned Banks have agreed to grant such waiver; and

             WHEREAS, the Company and the undersigned Banks also desire to amend the Agreement in certain respects more fully described hereinafter;

             NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

             1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

             2. Waiver. The undersigned Banks hereby waive the Events of Default arising under clauses (d) and (e) of Article VII of the Agreement to the extent that such Events of Default result solely from the Company's default under Section 6.03 of the Agreement and the Fixed Charge Coverage Defaults, respectively, in each case as at September 27, 1996; provided, however, that the foregoing waiver shall be effective only until the occurrence of any acceleration of the maturity of any of the Other Specified Indebtedness.

             3.   Amendments to the Agreement.

             3.1. The definition of "Net Income Available for Fixed Charges" set forth in Section 1.01 of the Agreement is hereby amended by deleting the period at the end thereof and inserting the following in lieu thereof:

             "plus (d) (to the extent taken into account in determining Consolidated Net Income) in the case of the period of time prior to October 2, 1998, special charges not to exceed $5,000,000 taken in respect of certain distribution center closings and, if Uwatec A.G. is acquired, certain plant closings, in each case during such period."

             3.2. Section 1.01 of the Agreement is hereby amended by inserting in proper alphabetical order the following definition:

             "Quarterly Date" shall mean the last day of each fiscal quarter of the Company."

             3.3. Section 6.03 of the Agreement is hereby amended to read in its entirety as follows:

             "SECTION 6.03. Fixed Charges Coverage Ratio. The Company will, as at each Quarterly Date set forth below, have kept and maintained for the immediately preceding four (or, as at December 27, 1996, one, or as at March 28, 1997, two, or as at June 27, 1997, three) fiscal quarters ending on such Quarterly Date, a ratio of Net Income Available for Fixed Charges to Fixed Charges of not less than the ratio set forth below opposite such Quarterly Date:

                      Quarterly Date                   Ratio

            December 27, 1996                       (1.25):1.00

            March 28, 1997                           1.00:1.00

            June 27, 1997 and each Quarterly
            Date thereafter                         1.50:1.00;

        provided that on any four (but only four) Quarterly Dates occurring during the period from June 27, 1997 to but excluding the Expiration Date, the ratio of Net Income Available for Fixed Charges to Fixed Charges for the immediately preceding four fiscal quarters ending on such Quarterly Dates may be less than
        1.5 to 1.0, but must be greater than 1.2 to 1.0."

             4. Effective Date. This Amendment shall become effective as of the date first above written (the "Effective Date") upon receipt by the Agent of the following:

             (i) Counterparts of this Amendment duly executed by the Company and the Majority Banks.

             (ii) For the account of each Bank, an amendment fee in the amount of 0.10% of the sum of such Bank's Eurocurrency
        Commitment and Revolving Loan Commitment.

             (iii) Such other documents, in each case in form and substance satisfactory to the Agent, as the Agent may reasonably request.

             5. Ratification. The Agreement (including, without limitation, Article XI thereof), as modified and amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

             6. Reference to Agreement. From and after the Effective Date, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as modified and amended by this Amendment.

             7. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

             8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

             9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

             IN WITNESS WHEREOF, the Company, the undersigned Banks and the Agent have executed this Amendment as of the date first above written.

                                      JOHNSON WORLDWIDE ASSOCIATES,
                                         INC.



                                      By:  _________________________________
                                           Title:    ______________________



                                      THE FIRST NATIONAL BANK OF
                                         CHICAGO, Individually and as Agent



                                      By:  _________________________________
                                           Title:    ______________________


                                      FIRSTAR BANK MILWAUKEE, N.A.



                                      By:  _________________________________
                                           Title:    ______________________



                                      SOCIETE GENERALE



                                      By:  _________________________________
                                           Title:    ______________________



                                      WACHOVIA BANK OF GEORGIA, N.A.



                                      By:  _________________________________
                                           Title:    ______________________



                                      M&I MARSHALL & ILSLEY BANK



                                      By:  _________________________________
                                           Title:    ______________________



                                      THE NORTHERN TRUST COMPANY



                                      By:  _________________________________
                                           Title:    ______________________